UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear iShares Shareholder,

The iShares Funds recently contacted you regarding a Special Meeting of Shareholders (the “Meeting”) on November 4, 2009 to approve a new investment advisory agreement for all iShares Funds and to approve a change in the classification of the investment objective for certain iShares Funds. We have not yet received your vote and there is less than one week to the Meeting.

Due to a lack of sufficient shareholder participation, the Meeting may have to be adjourned. We urge you to vote as soon as possible in order for your iShares Fund(s) to obtain a sufficient number of votes to hold the Meeting and consider the proposals. Please act now.

Three independent entities recommend that shareholders vote in favor of the two proposals:

•	The Boards of Directors/Trustees of the iShares Funds, which are over 75% independent and oversee iShares Funds on behalf of shareholders.

•	RiskMetrics Group’s ISS Governance Services Unit and Glass-Lewis & Co., two independent proxy advisory firms.

If you have any questions or to vote your shares, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), and Saturday from 10:00 AM to 9:00 PM (EST). Estimated time to place a vote with a live agent is less than three minutes. You may also vote by automated telephone or internet, as further detailed on the enclosed proxy card.

If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. at +1 646-378-4860 (international collect calls are accepted).

On behalf of the Boards of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

Dear iShares Shareholder,

The iShares Funds recently contacted you via email regarding a Special Meeting of Shareholders (the “Meeting”) on November 4, 2009 to approve a new investment advisory agreement for all iShares Funds and to approve a change in the classification of the investment objective for certain iShares Funds. We have not yet received your vote and there is less than a week to the Meeting. Consequently, because your participation is critical, we have chosen to contact you via U.S. mail (your email delivery option for fund materials remains unaffected). We apologize for the inconvenience.

Due to a lack of sufficient shareholder participation, the Meeting may have to be adjourned. We urge you to vote as soon as possible in order for your iShares Fund(s) to obtain a sufficient number of votes to hold the Meeting and consider the proposals. Please act now.

Three independent entities recommend that shareholders vote in favor of the two proposals:

•	The Boards of Directors/Trustees of the iShares Funds, which are over 75% independent and oversee iShares Funds on behalf of shareholders.

•	RiskMetrics Group’s ISS Governance Services Unit and Glass-Lewis & Co., two independent proxy advisory firms.

If you have any questions or to vote your shares, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), and Saturday from 10:00 AM to 9:00 PM (EST). Estimated time to place a vote with a live agent is less than three minutes. You may also vote by automated telephone or internet, as further detailed on the enclosed proxy card.

If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. at +1 646-378-4860 (international collect calls are accepted).

On behalf of the Boards of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

Dear iShares Shareholder,

The iShares Funds recently contacted you via email regarding a Special Meeting of Shareholders (the “Meeting”) on November 4, 2009 to approve a new investment advisory agreement for all iShares Funds and to approve a change in the classification of the investment objective for certain iShares Funds. We have not yet received your vote and there is less than a week to the Meeting.

Due to a lack of sufficient shareholder participation, the Meeting may have to be adjourned. We urge you to vote as soon as possible in order for your iShares Fund(s) to obtain a sufficient number of votes to hold the Meeting and consider the proposals. Please act now.

Three independent entities recommend that shareholders vote in favor of the two proposals:

•	The Boards of Directors/Trustees of the iShares Funds, which are over 75% independent and oversee iShares Funds on behalf of shareholders.

•	RiskMetrics Group’s ISS Governance Services Unit and Glass-Lewis & Co., two independent proxy advisory firms.

If you have any questions or to vote your shares, please contact our proxy solicitor, Broadridge Financial Solutions, Inc., at 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), and Saturday from 10:00 AM to 9:00 PM (EST). Estimated time to place a vote with a live agent is less than three minutes. You may also vote by internet, as further detailed in this email.

If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. at +1 646-378-4860 (international collect calls are accepted).

On behalf of the Boards of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust